IDS Life of New York Accounts 4,5,6,9,10,11,12,13, and 14
File No. 33-4174 / 811-3500

EXHIBIT INDEX

Exhibit   9:      Opinion of Counsel

Exhibit  10:      Consent of Independent Auditors

Exhibit  14:      Power of Attorney, dated April 14, 1999